Exhibit 99.2
Fastly Announces Third Quarter 2020 Financial Results

SAN FRANCISCO (October 28, 2020) — Fastly, Inc. (NYSE: FSLY), provider of an edge cloud platform, today posted its financial results for the third quarter 2020 in its shareholder letter on the Investor Relations section of its website at https://investors.fastly.com.

“Despite the customer-specific challenges we faced this quarter, we are pleased with the continued strength and resilience of our business, including a 42% year-over-year top-line growth in the third quarter,” said Joshua Bixby, CEO of Fastly. “We not only continued to gain new customers, with the second-highest quarter of new customer additions since going public, but we also expanded our engagement with existing customers. Looking ahead, we remain confident in the future of Fastly. Customers are increasingly relying on our platform to transform their businesses, and we are delivering on two key pillars of our long-term strategy with Secure@Edge and Compute@Edge.”

Fastly management will host a live Q&A session today at 2:00 p.m. PT / 5:00 p.m. ET to discuss financial results and outlook.

Fastly Third Quarter 2020 Q&A Session
When: Wednesday, October 28, 2020
Time: 2:00 p.m. PT / 5:00 pm ET
Conference ID: 2491525
Live Call: (833) 968-2077 (US/Canada) or (236) 714-2139 (International)
Webcast: https://investors.fastly.com

The webcast will be archived on the investor relations site following the call.

About Fastly
Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the internet. Fastly’s platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development with unmatched visibility and minimal latency, empowering developers to innovate with both performance and security. Fastly’s customers include many of the world’s most prominent companies, including Vimeo, Pinterest, The New York Times, and GitHub.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, our ability to gain new customers and expand engagement with existing customers, our customers’ reliance on our platform to transform their business, and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Source: Fastly, Inc.

Investor Contact:
Maria Lukens
ir@fastly.com

Media Contact:
Elaine Greenberg
press@fastly.com